UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2018

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed by Egalet Corporation (the “Company”) on a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 2017, the Company received a deficiency notice, dated November 24, 2017, from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with The Nasdaq Global Market continued listing requirement set forth in Nasdaq’s Listing Rule 5450(b)(2)(A) (the “Minimum Market Value Rule”), as the minimum market value of the Company’s common stock had been below $50 million for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company was provided an initial grace period of 180 calendar days, or until May 23, 2018, to regain compliance with the Minimum Market Value Rule.

On May 24, 2018, the Company received a letter from Nasdaq indicating that the Company did not regain compliance with the $50 million minimum market value requirement for continued listing, as set forth in the Minimum Market Value Rule, by the previously established deadline of May 23, 2018. As a result, the Company’s common stock would be subject to delisting unless the Company timely requests a hearing before a Nasdaq Hearings Panel.  Accordingly, the Company plans to request a hearing before the Nasdaq Hearings Panel in a timely manner to present its plan to regain compliance with the listing requirements. The request for a hearing will stay any suspension or delisting action pending the issuance of the decision of the Nasdaq Hearings Panel following the hearing and the expiration of any additional extension granted by the Nasdaq Hearings Panel. In that regard, the Nasdaq Hearings Panel has the authority to grant the Company up to an additional 180 calendar days, as measured from May 24, 2018, in which to regain compliance.  The Company is considering all of its options to regain compliance; however, there can be no assurance that the Nasdaq Hearings Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance with the continued listing criteria within the period of time that the Nasdaq Hearings Panel may grant.

Also as previously reported, on March 8, 2018, the Company received a notice from Nasdaq that the Company was not in compliance with Nasdaq’s Listing Rule 5450(a), as the closing bid price of the Company’s common stock had been below $1.00 for the previous 30 consecutive business days.  The Company was provided with an initial grace period of 180 calendar days, or until September 4, 2018, to regain compliance with the minimum bid price requirement.

Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. The Company does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2017, and periodic reports filed with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2018	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer

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